UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2014

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 29, 2014, an Agreement and Plan of Merger (Merger Agreement) was entered into by and among Cofely USA Inc. (Purchaser), Cofely Everest Inc. (Merger Sub), Ecova, Inc. (Ecova), the Principal Shareholders of Ecova, Inc. as defined in the Merger Agreement (including Avista Capital, Inc.), Avista Capital, Inc. as the Shareholders’ Representative, and GDF SUEZ Energie Services International S.A.

Ecova is an indirect, unregulated subsidiary of Avista Corporation (80.15 percent owned as of May 1, 2014) that provides energy efficiency and cost management programs and services for multi-site customers and utilities throughout North America. The Purchaser is an indirect subsidiary of GDF SUEZ, a French multinational utility company and Merger Sub is a direct, wholly-owned subsidiary of the Purchaser. When the transaction is complete, Ecova will become a wholly-owned subsidiary of the Purchaser. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Pursuant to the Merger Agreement, Merger Sub will merge with and into Ecova with Ecova surviving as a wholly-owned subsidiary of the Purchaser. Securityholders of Ecova will receive an aggregate purchase price of $335 million, less the payment of debt and other customary closing adjustments set forth in the Merger Agreement, which will be paid in cash. The purchase price of $335 million, as adjusted, will be divided among the securityholders of Ecova, including minority shareholders and option holders, pro rata based on ownership. Approximately $16.75 million of the purchase price will be held in escrow for 15 months from the closing of the transaction to satisfy certain indemnification obligations under the Merger Agreement, and an additional $1 million will be held in escrow pending resolution of adjustments to working capital. The merger is expected to close by July 1, 2014, subject to the satisfaction or waiver of the conditions to closing prior to that date.

A portion of the merger consideration payable to the Principal Shareholders (including Avista Capital) will be contributed back to the capital of Ecova immediately prior to the closing in order to pay bonuses to certain employees of Ecova pursuant to a Transaction Bonus Plan adopted by Ecova on May 1, 2014. In addition, Avista Capital, Inc. and certain other shareholders of Ecova will be entering into certain confidentiality covenants regarding the business of Ecova at the closing of the merger.

Avista Capital and Purchaser intend to make an election under Internal Revenue Code Section 338(h)(10) with respect to the purchase and sale of Ecova to allocate the merger consideration among the assets of Ecova deemed to have been acquired in the merger.

The Merger Agreement has been approved by the boards of directors of Ecova, the Purchaser, and the Merger Sub and has also been approved by a sufficient vote of the shareholders of Ecova; it remains subject to customary closing conditions, including expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Merger Agreement also provides customary termination rights including the right of either party to terminate if the merger has not been consummated on or before August 31, 2014, so long as the failure of the merger to be consummated by that date was not caused by the failure of the party seeking to terminate to perform any of its obligations under the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement, and are not intended to provide any other factual information about the Company, the Purchaser or their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company, the Purchaser or any of their respective subsidiaries, affiliates or businesses.

Section 8 - Other Events

Item 8.01 Other Events.

On May 29, 2014, Avista Corp. issued a press release announcing the signing of a definitive agreement to sell its indirect, non-regulated subsidiary Ecova to Cofely USA Inc., an indirect subsidiary of GDF SUEZ, a French multinational utility company. A copy of the press release is furnished as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

2.1
Agreement and Plan of Merger, dated as of May 29, 2014, by and among Cofely USA Inc., Cofely Everest Inc., Ecova, Inc., the Principal Shareholders of Ecova, Inc., Avista Capital, Inc., as the Shareholders’ Representative, and GDF SUEZ Energie Services International S.A., as the Purchaser Parent (the appendices, exhibits and schedules to the Merger Agreement have been omitted pursuance to Item 601(b)(2) of Regulation S-K. A copy of any omitted appendix, exhibit and schedule will be furnished supplementally to the Securities and Exchange Commission upon request).

99.1	Press release dated May 29, 2014, which is being furnished pursuant to Item 8.01.

Neither the furnishing of any press release as an exhibit to this Current Report nor the inclusion in such press releases of a reference to Avista Corp.'s Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report. The information available at Avista Corp.'s Internet address is not part of this Current Report or any other report furnished or filed by Avista Corp. with the Securities and Exchange Commission.

Forward-Looking Statements

This current report and the furnished press release contain forward-looking statements regarding the Company’s current expectations. Forward-looking statements are all statements other than historical facts. Such statements speak only as of the date of this report or the press release and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from the expectations. These risks and uncertainties include, in addition to those discussed herein or in the press release, all of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December. 31, 2013 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	May 30, 2014	/s/ Mark T. Thies
Mark T. Thies
Senior Vice President,
Chief Financial Officer, and Treasurer